EXHIBIT 2.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of December 23, 2019 (the “Execution Date”), by and between 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, JamSam Energy, L.L.C., Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C. (“Plaquemines”) (individually, each a “Seller” and collectively, “Sellers,” or individually, a “Seller Entity”) and Elysium Energy, LLC, a Nevada limited liability company (“Purchaser”); and solely for the purposes of Section 4, Viking Energy Group, Inc., a Nevada corporation (“Viking”), and Five JAB, Inc. (“Five JAB”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA (as defined below).

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of October 10, 2019 (the “PSA”);

WHEREAS, in connection with the PSA, Viking, Purchaser and Five JAB entered into that certain letter agreement, dated as of October 10, 2019 (the “Letter Agreement”); and

WHEREAS, Purchaser and Seller desire to amend the PSA, and Viking, Purchaser and Five JAB desire to amend the Letter Agreement, each as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Escrow Release. On or about the date hereof, Purchaser and Seller shall issue joint written instructions to the Escrow Agent to release from the Deposit: (1) TWO HUNDRED AND FIFTY THOUSAND ($250,000.00) to the Purchaser or its designee, and (2) SEVEN HUNDRED AND FIFTY THOUSAND and No/100 ($750,000.00), plus any interest accrued on the Deposit since the initial date deposited, to the Seller or its designee (the “Seller Retained Deposit”).

2.	Seller Retained Deposit. Seller shall retain the Seller Retained Deposit as advance payment of a portion of the Purchase Price. At Closing, the Seller Retained Deposit shall be released to Seller and applied against, and reduce, the Purchase Price. Otherwise, the Seller Retained Deposit will be released to the Purchaser or Seller in accordance with Section 14.3 of the PSA, as such Section is amended below. Any dispute concerning the Seller Retained Deposit is subject to arbitration as described in ARTICLE XVI of the PSA. The Seller Retained Deposit shall constitute a “Deposit” for all purposes of the PSA.

a.	The first sentence of Section 14.3 shall be amended and restated in its entirety to read as follows:

“Purchaser shall be entitled to the return of the Deposit if this is Agreement is terminated under Section 14.1(a), Section 14.1(d) or Section 14.1(e), and Seller shall be entitled to the Deposit as liquidated damages if this Agreement is terminated by Seller under Section 14.1(b) or by the Parties under Section 14.1(c).”

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3.	Extension of Closing Date.

a.	The first paragraph of Section 11.1 shall be amended and restated in its entirety to read as follows:

“Closing. February 3, 2020 is the “Closing Date” as that phrase is used in this Agreement; provided, however, that the Parties shall use their commercially reasonable best efforts to close as promptly as practicable. It is understood that the Transaction may close before or after the Closing Date as provided in this Agreement. The consummation of the Transaction (herein called the “Closing”) shall be held at the offices of Thompson & Knight LLP, located at 811 Main Street Suite 2500, Houston, Texas 77002.

b.	For all purposes of the PSA, the term “Closing Date” shall mean the Closing Date, as extended pursuant to the terms of this Amendment.

4.	Amendments to Letter Agreement.

a.	Retroactive to the date of the Letter Agreement, Section 1 of the Letter Agreement is hereby waived in its entirety and is of no further force or effect.

b.	The references to “December 31, 2019” in Section 2 of the Letter Agreement are hereby amended and restated to “February 3, 2020” and the references to “January 30, 2020” in Section 2 of the Letter Agreement shall refer to “February 7, 2020.”

5.	Miscellaneous.

a.	Continuation. The PSA, as modified and amended hereby, shall continue in full force and effect, and Purchaser and Seller ratify and confirm the PSA as amended hereby. The Letter Agreement, as modified and amended hereby, shall continue in full force and effect, and Viking, Purchaser and Five JAB ratify and confirm the Letter Agreement as amended hereby.

b.	Amendments. This Amendment may not be amended except by an instrument in writing signed by all parties hereto.

c.	Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute but one and the same instrument. Facsimile and electronic signatures are considered binding.

d.	Entire Agreement. The PSA and the Letter Agreement, as amended by this Amendment, shall constitute the entire understanding among the respective parties thereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

e.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

f.	No Third-Party Beneficiaries. This Amendment is intended to benefit only the parties hereto and their respective permitted successors and assigns and this Amendment shall never be construed to benefit or create any rights in any person or entity not a party hereto.

[Signature pages follow.]

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IN WITNESS WHEREOF, this Amendment is executed by the parties on the date set forth above.

SELLER:

5JABOR, L.L.C. BASS PETROLEUM, L.L.C. JAMES III INVESTMENTS, L.L.C. LAKE BOEUF INVESTMENTS, L.L.C. PLAQUEMINES HOLDINGS, L.L.C.

By:	/s/ Jennifer Bohannon-Ramirez
Name:	Jennifer Bohannon-Ramirez
Title:	Manager

BODEL HOLDINGS, L.L.C. DELBO HOLDINGS, L.L.C. OAKLEY HOLDINGS, L.L.C. JAMSAM ENERGY, L.L.C.

By:	Brothers Investments, LLC
Its Sole Member

By:	/s/ Jennifer Bohannon-Ramirez
Name:	Jennifer Bohannon-Ramirez
Title:	Manager

[Signature Page to First Amendment to Purchase and Sale Agreement]

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IN WITNESS WHEREOF, this Amendment is executed by the parties on the date set forth above.

FIVE JAB, INC.

By:	/s/ James Bohannon, Jr.
Name:	James Bohannon, Jr.
Title:	President

[Signature Page to First Amendment to Purchase and Sale Agreement]

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IN WITNESS WHEREOF, this Amendment is executed by the parties on the date set forth above.

PURCHASER:

ELYSIUM ENERGY, LLC

By:	Viking Energy Group, Inc.
Its Sole Member and Manager

By:	/s/ James A. Doris
James A. Doris, President and CEO

[Signature Page to First Amendment to Purchase and Sale Agreement]

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IN WITNESS WHEREOF, this Amendment is executed by the parties on the date set forth above.

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
James A. Doris, President and CEO

[Signature Page to First Amendment to Purchase and Sale Agreement]

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